Exhibit 31.1
CERTIFICATIONS
I, Patrick J. Curry, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Emergent Capital, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ Patrick Curry
Patrick J. Curry
Chief Executive Officer
(Principal Executive Officer)

March 16, 2020